                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nellcor Puritan Bennett Incorporated of our report dated July 31, 1996 which appears on page 47 of the 1996 Annual Report to Stockholders of Nellcor Puritan Bennett Incorporated, which is incorporated by reference in the Nellcor Puritan Bennett Incorporated Annual Report on Form 10-K for the year ended July 7, 1996.



PRICE WATERHOUSE LLP

San Jose, California
December 11, 1996


                                  Exhibit 23.2

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